Exhibit 99.1
HCSG Reports First Quarter Results
Delivers Strong Revenue, Earnings & Cash Flow

•Revenue of $447.7 million, an increase of 5.7% over the prior year.
•Net income and diluted EPS of $17.2 million and $0.23.
•Cash flow from operations (excluding the change in payroll accrual) of $32.1 million, an increase of $41.3 million over the prior year.
•Reiterates 2025 mid-single digit growth expectations.
•Raises 2025 cash flow from operations forecast (excluding the change in payroll accrual) from $45.0 to $60.0 million to $60.0 to $75.0 million.

BENSALEM, PA--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended March 31, 2025.

Ted Wahl, Chief Executive Officer, stated, “First quarter revenue and cash flows were our best results in five years, and we have carried that positive momentum into the second quarter. New client wins drove our organic growth, collections exceeded revenue, and we continued to strengthen our balance sheet. These favorable dynamics have positioned us to execute our 2025 growth plans, while delivering sustainable, profitable results in the year ahead.”

First Quarter Results

•Revenue was reported at $447.7 million. Environmental and Dietary Services segment revenues and margins were $196.3 million and 10.8% and $251.3 million and 7.6%, respectively.
◦The Company reiterated its 2025 mid-single digit revenue growth expectations.
•Cost of services was reported at $379.7 million or 84.8%.
◦The Company’s 2025 goal is to manage cost of services in the 86% range.
•SG&A was reported at $45.0 million; after adjusting for the $1.4 million decrease in deferred compensation, actual SG&A was $46.4 million or 10.4%.
◦The Company expects to manage SG&A in the 9.5% to 10.5% range in the near term, with the longer term goal of managing those costs into the 8.5% to 9.5% range.
•Net income and diluted EPS were reported at $17.2 million and $0.23.
•Cash flow from operations was reported at $27.5 million; after adjusting for the $4.6 million decrease in the payroll accrual, cash flow from operations was $32.1 million.
◦The Company raised its 2025 cash flow from operations forecast (excluding the change in payroll accrual) from $45.0 to $60.0 million to $60.0 to $75.0 million.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash flow from operating activities, cash and cash equivalents, and its revolving credit facility. As of the end of the first quarter, the Company had cash and marketable securities of $143.9 million and a $500.0 million credit facility, inclusive of its $200.0 million accordion, which expires in November 2027. The Company repurchased approximately $7.0 million of common stock during the first quarter. In total, the Company has repurchased over $23.0 million of its common stock since the February 2023 share repurchase authorization with 5.4 million shares remaining under its authorization.

Exhibit 99.1
Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, April 23, 2025, at 8:30 a.m. Eastern Time to discuss its results for the three months ended March 31, 2025. The call may be accessed via phone at 1 (800) 715-9871, Conference ID: 9951274. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

The Company will be attending and presenting at the RBC Capital Markets Global Healthcare Conference on May 21, 2025 at the InterContinental Barclay NY. The Company will be participating in Benchmark’s Healthcare House Call Virtual Conference which will be conducted virtually on May 29, 2025. The Company will be attending and presenting at the Baird Global Consumer, Technology & Services Conference on June 3, 2025 at the InterContinental Barclay NY.

About Healthcare Services Group, Inc.

Healthcare Services Group (NASDAQ: HCSG) is a leader in managing housekeeping, laundry, dining, and nutritional services within the healthcare industry. With more than 45 years of experience, HCSG aims to provide improved operational, regulatory, and financial outcomes for our clients.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” “intend” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation, general liability and auto insurance; the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impacts of past or future cyber attacks or breaches; global events including ongoing international conflicts; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2024 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers undergoing restructurings, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results have been in the past and could in the future be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting net cash flow from operations (excluding the impact of payroll accrual), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding items impacting comparability (“Adjusted EBITDA”). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl
President and Chief Executive Officer

Vikas Singh
Executive Vice President and Chief Financial Officer

Matthew J. McKee
Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2025	2024
Revenue	$447,662	$423,433
Operating costs and expenses:
Cost of services	379,691	358,911
Selling, general and administrative	44,966	46,911
Income from operations	23,005	17,611
Other income, net	889	3,703
Income before income taxes	23,894	21,314

Income tax provision	6,666	6,005
Net income	$17,228	$15,309

Basic earnings per common share	$0.23	$0.21

Diluted earnings per common share	$0.23	$0.21

Basic weighted average number of common shares outstanding	73,670	73,926

Diluted weighted average number of common shares outstanding	73,961	74,055

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$64,317	$56,776
Restricted cash equivalents	65	3,355
Marketable securities, at fair value	50,496	50,535
Restricted marketable securities, at fair value	29,051	—
Accounts receivable, net	337,896	330,907
Notes receivable — short-term, net	49,121	51,429
Other current assets	44,022	63,650
Total current assets	574,968	556,652

Property and equipment, net	29,307	28,198
Notes receivable — long-term, net	36,197	41,054
Goodwill	80,042	75,529
Other intangible assets, net	10,018	9,442
Deferred compensation funding	46,832	49,639
Other assets	45,599	42,258
Total assets	$822,963	$802,772

Accrued insurance claims — current	$25,931	$25,148
Other current liabilities	172,818	167,399
Total current liabilities	198,749	192,547

Accrued insurance claims — long-term	53,259	51,869
Deferred compensation liability — long-term	46,766	50,011
Lease liability — long-term	7,948	8,033
Other long-term liabilities	2,043	385

Stockholders' equity	514,198	499,927
Total liabilities and stockholders' equity	$822,963	$802,772

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended
	March 31,
	2025	2024
GAAP net income	$17,228	$15,309
Income tax provision	6,666	6,005
Interest, net	(865)	1,081
Depreciation and amortization(1)	3,878	3,531
EBITDA	$26,907	$25,926
Share-based compensation	3,738	2,484
Adjusted EBITDA	$30,645	$28,410
Adjusted EBITDA as a percentage of revenue	6.8%	6.7%

Reconciliation of GAAP cash flows provided by (used in) operations to net cash flow from operations (excluding the change in payroll accrual)	For the Three Months Ended
	March 31,
	2025	2024
GAAP cash flows provided by (used in) operations	$27,501	$(26,033)
Accrued payroll(2)	(4,591)	(16,815)
Net cash flow from operations (excluding the change in payroll accrual)	$32,092	$(9,218)

1.Includes right-of-use asset depreciation of $2.1 million for the three months ended March 31, 2025, and $1.8 million for the three months ended March 31, 2024.
2.The accrued payroll adjustment reflects changes in accrued payroll for the three months ended March 31, 2025 and 2024. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.